                                                                    Exhibit 10.9
                               ASECO CORPORATION
                          500 Donald Lynch Boulevard
                             Marlborough, MA 01752


                                                               November 27, 1998


Fleet National Bank
One Federal Street
Boston, MA  02110

Gentlemen:

     This letter agreement will set forth certain understandings between Aseco Corporation, a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank") with respect to Revolving Loans (hereinafter defined) to be made by the Bank to the Borrower, with respect to letters of credit which may hereafter be issued by the Bank for the account of the Borrower and with respect to other facilities to be provided by the Bank for the Borrower. This letter agreement amends and restates in its entirety that certain letter agreement dated November 27, 1992, as amended and modified (as so amended and modified, the "Prior Agreement") between the Borrower and Fleet Bank of Massachusetts, N.A., the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

     I.  AMOUNTS AND TERMS
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     1.1. Reference to Documents.  Reference is made to (i) that certain
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$5,000,000 principal amount promissory note (the "Revolving Note") of even date herewith made by the Borrower and payable to the order of the Bank, (ii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement and that certain Supplementary Security Agreement -Security Interest in Goods and Chattels, each of even date herewith, from the Borrower to the Bank (collectively, the "Security Agreement"), (iii) a Security Agreement (Patents) of even date herewith (the "Intellectual Property Security Agreement") from the Borrower to the Bank relating to the Borrower's registered patents, and (iv) a pledge agreement (the "Pledge") from the Borrower to the Bank with respect to the capital stock of Aseco Investment Corporation ("Securities Corp.") and a related letter of representations from Securities Corp.

     1.2. The Borrowing; Revolving Note.  Subject to the terms and conditions
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hereinafter set forth, the Bank will make loans ("Revolving Loans") to the Borrower, in such amounts as the Borrower may request, on any Business Day prior to the first to occur of (i) the Expiration Date, or (ii) the earlier termination of the within-described revolving financing arrangements pursuant to (S)5.2 or (S)6.7; provided, however, that (1) the aggregate principal amount of Revolving Loans outstanding shall at no time exceed the Maximum Revolving Amount (hereinafter defined) and (2) the Aggregate Bank Liabilities (hereinafter defined) shall at no time exceed the Borrowing Base (hereinafter defined). Within such limits, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loans shall be evidenced by the Revolving Note and interest thereon shall be payable at the times and at the rate provided for in the Revolving Note. Overdue principal of the Revolving Loans and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Revolving Note. All payments of interest, principal and any other sum payable hereunder and/or under the Revolving Note and/or with respect to any of the other Obligations shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Revolving Note and/or any of the other Loan Documents and/or with respect to any of the other Obligations, next to interest then accrued on account of any Revolving Loans or letter of credit reimbursement obligations or on any of the other Obligations and only thereafter to principal of the Revolving Loans, the letter of credit reimbursement obligations and the other Obligations. All interest and fees payable hereunder and/or under the Revolving Note and/or with respect to any of the other Obligations shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.3. Repayment; Renewal.  The Borrower shall repay in full all Revolving
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Loans and all interest thereon upon the first to occur of: (i) the Expiration Date or (ii) an acceleration under (S)5.2(a) following an Event of Default. The Borrower may repay, at any time, without penalty or premium, the whole or any portion of any Revolving Loan. In addition, if at any time the Borrowing Base is in an amount which is less than the then outstanding Aggregate Bank Liabilities, the Borrower will forthwith pay so much of the Revolving Loans as may be required (or arrange for the termination of such letters of credit as may be required) so that the Aggregate Bank Liabilities will not exceed the Borrowing Base. The Bank may, at its sole discretion, renew the financing arrangements described in this letter agreement by extending the

Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date.

     1.4. Advances and Payments.  The proceeds of all Revolving Loans shall be
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credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each Revolving Loan will be used by the Borrower solely for working capital purposes and other general corporate purposes (including loans to Subsidiaries, but only within the limits set forth in (S)4.5 below).

     The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Revolving Note and/or with respect to any letter of credit and/or with respect to any of the other Obligations; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Revolving Note or with respect to any letter of credit or with respect to any of the other Obligations.

     Whenever any payment to be made to the Bank hereunder or under the Revolving Note or with respect to any letter of credit or with respect to any of the other Obligations shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the Revolving Note and/or with respect to any letter of credit or any of the other Obligations shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank.

     1.5. Letters of Credit.  The Bank has issued for the account of the
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Borrower a stand-by letter of credit (the "Existing L/C") in the stated amount of $200,000. The Existing L/C has been issued for a per annum fee of 1.5% of the maximum stated amount thereof (payable in advance), and is subject to the Bank's standard documentation and such other terms and conditions as were agreed to by the Bank and the Borrower at the time of issuance. In addition, the Borrower shall be liable to pay to the Bank the Bank's then customary negotiation, transfer, drawing and other fees in connection with the Existing L/C.

     In addition to the foregoing, at the Borrower's request, the Bank may from time to time, in its sole discretion, issue one or more letters of credit for the account of the Borrower; provided that at the time of such issuance and after giving effect thereto (A) the aggregate stated amounts of all letters of credit issued under this paragraph will not exceed $500,000 and

(B) the Aggregate Bank Liabilities will not exceed the lesser of (i) $5,000,000 or (ii) the then effective Borrowing Base. Any such letter of credit will be issued for such fee and upon such terms and conditions as may be agreed to by the Bank and the Borrower at the time of issuance. The Borrower hereby authorizes the Bank, without further request from the Borrower, to cause the Borrower's liability to the Bank for reimbursement of funds drawn under any such letter of credit to be repaid from the proceeds of a Revolving Loan to be made hereunder. The Borrower hereby irrevocably requests that such Revolving Loans be made.

     1.6. ACH Transactions.  The Bank may from time to time prior the Expiration
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Date, at the request of the Borrower, initiate automated clearinghouse ("ACH") transactions for the Borrower; provided that the Bank's total ACH Exposure shall not (unless otherwise agreed by the Bank in its sole discretion) exceed $1,500,000 at any one time. ACH transactions will bear such fees and charges and as may be agreed upon by the Bank and the Borrower and will be governed by the Bank's then current documentation and practices with respect to such transactions. As used herein, "ACH Exposure" as determined at any date means the sum of (i) all amounts then owed by the Borrower to the Bank in connection with any ACH transaction pursuant to which the Bank has advanced funds on behalf of the Borrower plus (ii) the maximum amount which could be owed by the Borrower (assuming settlement within two (2) Business Days of each date when funds are advanced) to the Bank in connection with all ACH transactions then authorized by the Borrower but as to which the Bank has not yet advanced funds.

     1.7. Foreign Exchange Contracts.  During the term of this letter agreement
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and subject to the terms and conditions hereof, the Bank may from time to time prior to the Expiration Date, at the Borrower's request, provide to the Borrower one or more forward contracts ("Foreign Exchange Contracts") for the purchase by the Borrower of foreign currency from the Bank; provided that (i) each such Foreign Exchange Contract will be at such pricing as the Bank and the Borrower may agree at the time of execution of such Foreign Exchange Contract, (ii) the documentation for each such Foreign Exchange Contract will be in such form as is then customarily used by the Bank for transactions of this type, (iii) the Foreign Exchange Contracts will be used by the Borrower to minimize its exposure to the fluctuation of the value of those foreign currencies in which payments are expected to be made to the Borrower by customers or in which the Borrower is required to make payments to suppliers, (iv) the United States Dollar equivalent of all amounts subject to the Foreign Exchange Contracts will not exceed $10,000,000 in the aggregate and (v) the F/X Exposure will at no time exceed $1,500,000. As used herein, "F/X Exposure" as determined at any date means the sum of (i) all amounts then owed by the Borrower to the Bank in connection with settlement of any Foreign Exchange Contract, plus (ii) the maximum two-day settlement amount for all then outstanding Foreign Exchange Contracts.

     1.8. Conditions to Advance.  Prior to the making of the initial Revolving
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Loan or the issuance of any letter of credit hereunder or the initiation of any ACH transaction or the issuance of any Foreign Exchange Contract hereunder, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Security Agreement, the Intellectual Property

Security Agreement, the Revolving Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, any Revolving Loan or letter of credit issuance or ACH transaction or the issuance of a Foreign Exchange Contract (including the initial Revolving Loan, letter of credit issuance, ACH transaction or the issuance of a Foreign Exchange Contract) is subject to the further conditions precedent that on the date on which such Revolving Loan is made or such letter of credit is issued or such ACH transaction is initiated or such Foreign Exchange Contract is issued (and after giving effect thereto):

     (a) All statements, representations and warranties of the Borrower made in this letter agreement and/or in the Security Agreement shall continue to be correct in all material respects as of the date of such Revolving Loan or the date of issuance of such letter of credit or the date of such ACH transaction or the date of issuance of such Foreign Exchange Contract, as the case may be, except any such statements, representations and warranties which are specifically stated herein as being made as of a particular date.

     (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such Revolving Loan or the date of issuance of such letter of credit or the date of such ACH transaction or the date of issuance of such Foreign Exchange Contract, as the case may be.

     (c) No event which constitutes, or which with notice or lapse of time or both could constitute, an Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank (being, at the date hereof, the Borrower's management-generated financial statements as at September 27, 1998).

     Each request by the Borrower for any Revolving Loan or for the issuance of any letter of credit or for any ACH transaction or for the issuance of any Foreign Exchange Contract, and each acceptance by the Borrower of the proceeds of any Revolving Loan or delivery of a letter of credit or delivery of a Foreign Exchange Contract, will be deemed a representation and warranty by the Borrower that at the date of any such event, and after giving effect thereto, all of the conditions set forth in the foregoing clauses (a)-(d) of this (S)1.8 will be satisfied. Each request for a Revolving Loan or letter of credit issuance will be accompanied by a Borrowing Base certificate on a form satisfactory to the Bank, executed by the chief financial officer of the Borrower, unless such a certificate shall have been previously furnished as required by clause (iv) of
(S)3.6 setting forth the Borrowing Base as at the most recent month-end prior to the date of the requested borrowing or the requested letter of credit issuance, as the case may be.

     II.  REPRESENTATIONS AND WARRANTIES
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     2.1. Representations and Warranties.  In order to induce the Bank to enter
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into this letter agreement and to make Revolving Loans hereunder and/or issue letters of credit hereunder and/or engage in ACH transactions for the Borrower and/or issue Foreign Exchange Contracts, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted, to grant the security interests contemplated by the Security Agreement and the Intellectual Property Security Agreement and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and is in good standing in Massachusetts and is also duly qualified to do business in and is in good standing in each other jurisdiction in which the Borrower maintains any facility, sales office, warehouse or other location, and in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a) of the attached Disclosure Schedule. The Borrower is not a member of any partnership or joint venture.

     (b) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any provision of, or require (as a prerequisite to effectiveness) any filings (other than filings under the Uniform Commercial
     Code), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (c) This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     (d) Except as described on item 2.1(d) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any adverse change in the business, prospects, condition, affairs or operations of the Borrower or any Subsidiary, which change would be material to the Borrower and its Subsidiaries, taken as a whole.

     (e) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement to which it is a party or by which any of its property is bound which in any single case or in the aggregate might result in any adverse change in the business, prospects, condition, affairs or operations of the Borrower or any Subsidiary which change would be material to the Borrower and its Subsidiaries, taken as a whole.

     (f) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

     (g) The Borrower is in compliance (and each Subsidiary of the Borrower is in compliance) with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which could (singly or in the aggregate with all other such failures) have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole. Without limiting the foregoing, the Borrower has all the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

     (h) The audited financial statements of the Borrower as at March 29, 1998 and the management-generated statements of the Borrower as at September 27, 1998, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the respective dates thereof and for the periods covered thereby, except that the management-generated statements do not have footnotes and thus do not present the information which would normally be contained in footnotes to financial statements. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of the Borrower. Since September 27, 1998, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any transaction other than in the ordinary course.

     (i) The principal place of business and chief executive office of the Borrower are located at 500 Donald Lynch Boulevard, Marlborough, MA 01752. All of the books and records of the Borrower are located at said address. Except as described on item 2.1(i) of the attached Disclosure Schedule, no assets of the Borrower are located at any other address. Said item 2.1(i) of the attached Disclosure Schedule sets forth the names and addresses of all record owners of any premises where any material amount of Collateral is located.

     (j) The Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, trade names and franchises ("Intellectual Property") now being used to conduct its business, all of which are described on item 2.1(j) of the attached Disclosure Schedule. None of the Intellectual Property owned by the Borrower is represented by a registered copyright, trademark, patent or other federal or state registration, except as shown on said item 2.1(j). The conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that could materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrower.

     (k) None of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

     (l) The Borrower is not a party to any contract or agreement which now has or, as far as can be foreseen by the Borrower at the date hereof, may have a material adverse effect on the financial condition, business, prospects or properties of the Borrower.

     (m) The Borrower has reviewed the software which it uses in its business for "Year 2000" compliance and has determined that such software will continue to function in the manner intended without material interruption of service or other difficulty resulting from the "Year 2000 problem". The Borrower will, at the request of the Bank, provide such reports and other information as the Bank may reasonably request in order to evidence such Year 2000 compliance.

     III.  AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS
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     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Revolving Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding or any Foreign Exchange Contract shall be outstanding or any amount shall be owed by the Borrower in respect of any ACH transaction or any Foreign Exchange Contract:

     3.1.  Legal Existence; Qualification; Compliance.  The Borrower will
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maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation; provided that the Borrower may cause WED to be dissolved after WED conveys its assets to the Borrower. The Borrower will remain qualified to do business and in good standing in Massachusetts. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each domestic Subsidiary of the Borrower (other than WED) to qualify and remain qualified and in good standing) in each jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, sales office, warehouse or other facility and in each other jurisdiction in which the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower and its Subsidiaries, taken as a whole. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws, to the extent applicable. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which could not (singly or in the aggregate) have a material adverse effect on the financial condition, business or prospects of the Borrower and its Subsidiaries, taken as a whole.

     3.2.  Maintenance of Property; Insurance.  The Borrower will maintain and
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preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its material fixed assets in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain all such insurance as may be required under the Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales, with the Bank named as loss payee with respect to all Collateral.

     3.3.  Payment of Taxes and Charges.  The Borrower will pay and discharge
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(and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower (or such Subsidiary, as the case may be) has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all lease obligations, all trade debt, purchase money obligations, equipment lease obligations and all of its other material Indebtedness. The Borrower will perform and fulfill all material covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business.

     3.4.  Accounts.  The Borrower will maintain its principal depository and
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operating accounts with the Bank.

     3.5.  Conduct of Business.  The Borrower will conduct, in the ordinary
           -------------------
course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other lines of business, businesses or ventures.

     3.6.  Reporting Requirements.  The Borrower will furnish to the Bank:
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          (i) Within 2 days after the Borrower files with the Securities and Exchange Commission ("SEC") its Annual Report on Form 10-K for any fiscal year of the Borrower (but in any event within 120 days after the end of each such fiscal year), a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified".

          (ii) Within 30 days after the end of each month, consolidated balance sheets of the Borrower and its Subsidiaries and related consolidated statements of income and stockholders' equity and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower as at the dates thereof and for the periods covered thereby (except that such monthly statements need not contain footnotes) and certified as accurate (subject to normal year-end audit adjustments, which shall not be material) by the chief financial officer of the Borrower, such balance sheets to be as at the end of such month and such statements of income and stockholders' equity and cash flow to be for such month and for the fiscal year to date, in each case together with a comparison to budget.

          (iii) At the time of delivery of each annual or monthly statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each financial statement given as at the end of any fiscal quarter of the Borrower will also set forth the calculations necessary to evidence compliance with (S)(S)3.7-3.10.

          (iv) Monthly, within 15 days after the end of each month, (A) an aging report in form satisfactory to the Bank covering all Receivables of the Borrower outstanding as at the end of such month, (B) a certificate of the chief financial officer of the Borrower setting forth the Borrowing Base as at the end of such month (except that the Borrowing Base certificate otherwise required with respect to Borrowing Base as at November 30, 1998 may be given with respect to Borrowing Base as at December 1, 1998) and
     (C) an accounts payable aging, all in form reasonably satisfactory to the Bank.

          (v) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter" prepared by such accountants. The management letter for each fiscal year will be delivered within 120 days after the close of such fiscal year. The Borrower will provide to the Bank, prior to the first Revolving Loan or other extension of credit under this letter agreement, a copy of the management letter for the fiscal year ended March 29, 1998.

          (vi) As soon as possible and in any event within five days of the occurrence of any Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default, the statement of the Borrower setting forth details of each such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

          (vii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party; provided that nothing in this clause (vii) will be deemed to require the Borrower to give notice of any such action, suit or proceeding in which only monetary damages are sought and the damages so sought are less than $50,000.

          (viii) Promptly upon filing any registration statement or listing application (or any supplement or amendment to any registration statement or listing application) with the SEC or any successor agency or with any stock exchange or with the National Association of Securities Dealers quotations system, a copy of same.

          (ix) A copy of each periodic or current report filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

          (x) Promptly upon applying for, or being granted, a federal or state registration for any copyright, trademark or patent or purchasing any registered copyright, trademark or patent, written notice to the Bank describing same, together with all such documents as may be required to give the Bank a fully perfected first priority security interest in each such copyright, trademark or patent.

          (xi) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which may reasonably be expected to have a material adverse effect on the business, properties, assets, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

          (xii) Promptly upon request, such other information respecting the financial condition, operations, Receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     3.7.  Debt to Worth.  The Borrower will maintain as at the last day of each
           -------------
fiscal quarter of the Borrower (each, a "Determination Date") (commencing with its results as at September 27, 1998) on a consolidated basis a Leverage Ratio which is less than 1.0 to 1. As used herein, "Leverage Ratio" means, as at any Determination Date, the ratio of (x) the total consolidated Senior Liabilities of the Borrower and/or its Subsidiaries then outstanding to (y) the Borrower's then consolidated Capital Base.

     3.8.  Capital Base.  The Borrower will maintain as at each Determination
           ------------
Date (commencing December 27, 1998) a consolidated Capital Base of not less than the following: as at December 27, 1998 - not less than $15,400,000; and as at March 28, 1999 and as at each Determination Date thereafter - not less than $14,300,000.

     3.9.  Profitability.  The Borrower will not incur a quarterly consolidated
           -------------
Net Loss in excess of $1,600,000 for its fiscal quarter ending December 27, 1998, nor a quarterly consolidated Net Loss in excess of $1,400,000 for its fiscal quarter ending March 28, 1999, nor a quarterly consolidated Net Loss in excess of $1,100,000 for its fiscal quarter ending June 27, 1999 or any subsequent fiscal quarter. Without limitation of the foregoing, the Borrower will not incur an annual consolidated Net Loss in excess of $7,900,000 for its fiscal year ending March 28, 1999.

     3.10.  Current Ratio.  The Borrower will maintain as at the end of each
            -------------
fiscal quarter of Borrower (commencing with its results as at September 27, 1998) a Current Ratio which is greater than 2.0 to 1. As used herein, "Current Ratio" means, as at any date when same is to be determined, the ratio of (x) Net Current Assets to (y) consolidated Current Liabilities.

     3.11.  Books and Records.  The Borrower will maintain (and will cause each
            -----------------
of its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable written notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this (S)3.11. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby. Without limitation of the foregoing, the Bank may conduct field audits of the Borrower and may arrange for equipment appraisals at such reasonable intervals as the Bank may determine and the Borrower will pay the reasonable costs thereof.

     IV.  NEGATIVE COVENANTS
          ------------------

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Revolving Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding or any Foreign Exchange Contract shall be outstanding or any amount shall be owed by the Borrower in respect of any ACH transaction or any Foreign Exchange Contract:

     4.1.  Indebtedness.  The Borrower will not create, incur, assume or suffer
           ------------
to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

           (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Revolving Note and any Indebtedness in respect of letters of credit issued by the Bank or in respect of any ACH transactions or in respect of any Foreign Exchange Contracts;

           (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

           (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

           (iv) purchase money Indebtedness (including, without limitation, Indebtedness in respect of capitalized equipment leases) owed to equipment vendors and/or lessors for equipment purchased or leased by the Borrower for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause (iv) plus presently-existing equipment financing permitted under clause (v) of this (S)4.1 will not exceed $1,000,000 in the aggregate outstanding at any one time;

           (v) other Indebtedness existing at the date hereof (including, without limitation, existing Subordinated Debt), but only to the extent set forth on item 4.1 of the attached Disclosure Schedule;

           (vi) any guaranties or other contingent liabilities expressly permitted pursuant to (S)4.3;

           (vii) net intercompany amounts (not to exceed $5,800,000 in the aggregate) due from WED;

           (viii) loans made by the Borrower to Securities Corp. or by Securities Corp. to the Borrower; and

           (ix) net intercompany amounts due from Subsidiaries other than WED and Securities Corp.; provided that same do not exceed $800,000 in the aggregate outstanding at any one time exclusive of amounts permitted by clauses (vii) and (viii) above.

     4.2.  Liens.  The Borrower will not create, incur, assume or suffer to
           -----
exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

           (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty;

           (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

           (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

           (iv)  Liens in favor of the Bank;

           (v) Liens in favor of equipment vendors and/or lessors securing purchase money Indebtedness to the extent permitted by clause_(iv) of
     (S)4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed; or

           (vi) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

     Without limitation of the foregoing, the Borrower covenants and agrees that it will not enter into (and will not suffer or permit any of its Subsidiaries to enter into) any agreement or understanding (each, a "Restrictive Agreement") with any Person other than the Bank which could prohibit or restrict in any manner the right of the Borrower or any such Subsidiary to grant to the Bank any Lien on any of its assets. The Borrower represents and warrants that, at the date of this letter agreement, neither the Borrower nor any such Subsidiary is party to any such Restrictive Agreement.

     4.3. Guaranties.  The Borrower will not, without the prior written consent
          ----------
of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

     4.4. Dividends.  The Borrower will not, without the prior written consent
          ---------
of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock.

     4.5. Loans and Advances.  The Borrower will not make (and will not permit
          ------------------
any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except (i) existing loans described in item 4.5 of the attached Disclosure Schedule, (ii) loans made by the Borrower or by any Subsidiary of the Borrower which give rise to Indebtedness permitted by clauses (vii), (viii) and (ix) of (S)4.1; and (iii) advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salary, all of which advances will not exceed, in the aggregate, $100,000 outstanding at any one time.

     4.6. Investments.  The Borrower will not, without the Bank's prior written
          -----------
consent, invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof, (ii) other investment grade debt securities (including, without limitation, rated investment grade fixed or variable rate tax-exempt securities) and bankers' acceptances with ratings approved by the Bank, (iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this (S)4.6, (iv) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent, (v) deposits in any other bank organized in the United States having capital in excess of $100,000,000, (vi) contributions by the Borrower to the capital of Securities Corp. representing the interest on loans made by the Borrower to Securities Corp. and (vii) investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to
(S)4.7 below; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

     4.7. Subsidiaries; Acquisitions.  Neither the Borrower nor any of its
          --------------------------
Subsidiaries will, without the prior written consent of the Bank, form or acquire any Subsidiary or make any other acquisition of the stock of any other Person or of all or substantially all of the assets of any other Person, except that the Borrower may make acquisitions of the stock or assets of another Person so long as the aggregate consideration (whether in cash, stock or other property) for all such acquisitions consummated in any fiscal year of the Borrower does not exceed $1,000,000 per fiscal year. The Borrower will not become a partner in any partnership.

     4.8. Merger.  The Borrower will not, without the prior written consent of
          ------
the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than sale of inventory in the ordinary course.

     4.9. Affiliate Transactions.  The Borrower will not, without the prior
          ----------------------
written consent of the Bank, enter into any transaction (other than an investment in or loan to a Subsidiary of the Borrower to the extent expressly permitted by this letter agreement), including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this (S)4.9 shall be deemed to prohibit the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this letter agreement and heretofore disclosed in writing to the Bank, nor to prevent the hiring of additional officers at a salary level consistent with industry practice, nor to prevent reasonable periodic increases in salary, nor to prohibit any of the transactions relating to Indebtedness permitted by clauses (vii), (viii) and/or (ix) of
(S)4.1. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director or former officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

     4.10.  Change of Address, etc.  The Borrower will not change its name or
            ----------------------
legal structure, nor will the Borrower move its chief executive offices or principal place of business from the address described in the first sentence of
(S)2.1(i) above, nor will the Borrower remove any books or records from such address, nor will the Borrower keep any Collateral at any location other than the premises described in (S)2.1(i), without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement. The Borrower will not change its fiscal year or methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

     4.11.  Hazardous Waste.  Except as provided below, the Borrower will not
            ---------------
dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). Except as otherwise expressly provided below, the Borrower shall provide the Bank with written notice of (i) the storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any release or known threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil known to the Borrower for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport and arrange for the transport or disposal of, and need not notify the Bank of the use, storage, arrangement for transport, disposal or transportation of, (x) oil as fuel for their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries, as long as in each case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any governmental permits, licenses and approvals necessary for such use, storage, transportation, arranging for transport or disposal, complies with all requirements of federal, state and local law applicable to such use, storage, transportation, arrangement for transport or disposal, and in any event disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

     4.12.  No Margin Stock.  No proceeds of any Revolving Loan shall be used
            ---------------
directly or indirectly to purchase or carry any margin security.

     4.13.  Subordinated Debt.  The Borrower will not directly or indirectly
            -----------------
make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Event of Default hereunder.

     V.  DEFAULT AND REMEDIES
         --------------------

     5.1. Events of Default.  The occurrence of any one of the following events
          -----------------
shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to make any payment of principal of or interest on the Revolving Note on or before the date when due; or the Borrower shall fail to pay when due any amount owed to the Bank in respect of any letter of credit now or hereafter issued by the Bank or in respect of any Foreign Exchange Contract or in respect of any ACH transaction; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Revolving Loan or letter of credit or any ACH transaction or any Foreign Exchange Contract shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of (S)(S)3.1, 3.3, 3.6, 3.7, 3.8, 3.9 or 3.10 or Article IV; or

     (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after notice thereof shall have been given to the Borrower; or

     (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

     (f) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

     (g) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower in excess of $100,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $100,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur (and shall have continued beyond the expiration of any applicable notice and/or grace period) giving the holder or holders of such Indebtedness the right to accelerate the maturity thereof; or

     (h) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower (other than WED after it transfers its assets to the Borrower) shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower (other than WED after it transfers its assets to the Borrower) or for a substantial part of the property of the Borrower or any such Subsidiary (other than WED after it transfers its assets to the Borrower), or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary (other than WED after it transfers its assets to the Borrower) under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

     (i) Any attachment, execution or similar process in an amount of $50,000 or more shall be issued or levied against any of the property of the Borrower or any Subsidiary and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 10 days after its issue or levy; or

     (j) Any final uninsured judgment in excess of $100,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction; or

     (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

     (l) The Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

     (m) The security interests and liens of the Bank in and on any of the Collateral which is of a type that perfection may be had by filing UCC-1 financing statements shall for any reason (other than due to payment in full of all amounts secured thereby or due to written release by the Bank) not be fully perfected liens and security interests; or

     (n) At any time, 50% or more of the outstanding shares of any class of equity securities of the Borrower shall be owned by any Person or by any "group" (as defined in the Securities Exchange Act of 1934, as amended, and the regulations thereunder); or

     (o) There shall occur any other material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Borrower.

     5.2. Rights and Remedies on Default.  Upon the occurrence of any Event of
          ------------------------------
Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of the Revolving Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Terminate the revolving financing arrangements provided for by this letter agreement; and the Bank may also terminate all facilities provided for herein for letters of credit, ACH transactions and/or Foreign Exchange Contracts.

     (c) Exercise all rights and remedies hereunder, under the Revolving Note, under the Security Agreement, under the Intellectual Property Security Agreement, under the Pledge and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

     5.3. Set-off.  In addition to any rights now or hereafter granted under
          -------
applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. As further security for the Obligations, the Borrower also grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     5.4. Letters of Credit.  Without limitation of any other right or remedy of
          -----------------
the Bank, (i) if an Event of Default shall have occurred and the Bank shall have accelerated the Revolving Loans or (ii) if this letter agreement and/or the revolving financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower. Upon the occurrence of any event described in clause (i) or clause (ii) of the immediately preceding sentence, the Bank may also require the Borrower to cash collateralize the outstanding F/X Exposure and ACH Exposure.

     VI.  MISCELLANEOUS
          -------------

     6.1. Costs and Expenses.  The Borrower agrees to pay on demand reasonable
          ------------------
all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Revolving Note and all other instruments and documents to be delivered in connection with any Revolving Loan or any letter of credit issued hereunder and/or any of the other Obligations and any amendments or modifications of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Security Agreement, the Revolving Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith or in connection with any other Obligation, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Revolving Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate permitted by then applicable law).

     6.2. Capital Adequacy.  If the Bank shall have reasonably determined that
          ----------------
the adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to the Revolving Loans, the within-described revolving loan facility and/or letters of credit issued for the account of the Borrower and/or any of the other Obligations to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) but for such adoption, phase-in, change or compliance by any amount deemed by the Bank to be material:
(i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay forthwith to the Bank as an additional fee such amount as the Bank certifies to be the amount that will compensate it for such reduction with respect to the Revolving Loans, the within-described revolving loan facility and/or such letters of credit and/or any of the other Obligations.

     A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this Section.

     6.3. Facility Fees.  With respect to the within arrangements for Revolving
          -------------
Loans, the Borrower will pay to the Bank, on the date of this letter agreement and thereafter on the first day of each calendar quarter (commencing January 1, 1999), a non-refundable quarterly facility fee of $6,250 per calendar quarter (appropriately pro-rated for any partial calendar quarter), payable in advance. In addition, if the within-described revolving financing arrangements are terminated by the Borrower for any reason or by the Bank as the result of the Borrower's default, the Borrower shall forthwith upon such termination pay to the Bank a sum equal to all of the fees which would have become due pursuant to the immediately preceding sentence from the date of such termination through the Expiration Date. The fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

     6.4. Other Agreements.  The provisions of this letter agreement are not in
          ----------------
derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or in any such other agreement.

     6.5. Governing Law.  This letter agreement and the Revolving Note shall be
          -------------
governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     6.6. Addresses for Notices, etc.  All notices, requests, demands and other
          --------------------------
communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

          If to the Borrower:

          Aseco Corporation
          500 Donald Lynch Boulevard
          Marlborough, MA  01752
          Attention:  Mary R. Barletta, Chief Financial Officer

          If to the Bank:

          Fleet National Bank
          High Technology Group
          Mail Code:  MA OF D07A
          One Federal Street
          Boston, MA  02110
          Attention:  Lucie Burke, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid.

     6.7. Binding Effect; Assignment; Termination.  This letter agreement shall
          ---------------------------------------
be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Revolving Loans, the Revolving Note and/or the letters of credit issued hereunder and/or any of the other Obligations. Without limitation of the foregoing generality:

          (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving
               Note) to any of the 12 Federal Reserve Banks organized under
               Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

          (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Revolving Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

     The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank together with payment of the sum described in the second sentence of
(S)6.3; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Revolving Loans and all interest thereon and all fees and charges payable in connection therewith and all letters of credit issued hereunder have been terminated.

     6.8. Consent to Jurisdiction.  The Borrower irrevocably submits to the non-
          -----------------------
exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Revolving Note and/or any of the other Obligations. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this (S)6.8 or as otherwise permitted by law.

     The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this (S)6.8 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in (S)6.6
(as such address may be changed from time to time pursuant to said (S)6.6) or
(ii) by serving a copy thereof upon it at its address set forth in (S)6.6
(as such address may be changed from time to time pursuant to said (S)6.6).

     6.9. Severability.  In the event that any provision of this letter
          ------------
agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

     6.10. Replacement Note.  Upon receipt of an affidavit of an officer of the
           ----------------
Bank as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving
Note) and in any event of like tenor.

     6.11. Usury.  All agreements between the Borrower and the Bank are hereby
           -----
expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this (S)6.11 shall control every other provision of this letter agreement and of the Revolving Note.

     6.12.  WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY KNOWINGLY,
            --------------------
VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AND EXTEND OTHER CREDIT AS CONTEMPLATED HEREIN.

     6.13.  Amendment and Restatement.  This letter agreement amends and
            -------------------------
restates in its entirety the Prior Agreement, and any and all defaults under the Prior Agreement are hereby waived. Upon the execution and delivery of this letter agreement, neither the Borrower nor the Bank will have any further obligations to each other under the Prior Agreement; provided that the Borrower shall remain obligated to pay all interest, fees and other charges accruing under the Prior Agreement to the date of this letter agreement, whether or not same are presently due and payable. All loans outstanding under the Prior Agreement at the date hereof will be deemed at this date (without any requirement for further documentation) to become Revolving Loans for the purposes of this letter agreement and to be evidenced by the Revolving Note.
All letters of credit outstanding under the Prior Agreement at the date hereof will be deemed at this date (without any requirement for further documentation) to become letters of credit issued under this letter agreement.

     VII.  DEFINED TERMS
           -------------

     7.1. Definitions.  In addition to terms defined elsewhere in this letter
          -----------
agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "ACH Exposure" - As defined in (S)1.6.

     "Aggregate Bank Liabilities" - At any time, the sum of (i)_the principal amount of all Revolving Loans then outstanding, plus (ii) all then undrawn
                                                ----
amounts of letters of credit issued by the Bank for the account of the Borrower (other than the Existing L/C described in the first paragraph of (S)1.5), plus (iii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

     "Borrowing Base" - As determined at any date, 80% of the aggregate principal amount of the Qualified Receivables of the Borrower then outstanding.

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

     "Capital Base" - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing, plus (ii) the principal amount of Subordinated Debt of the Borrower then outstanding (nothing contained herein being deemed to authorize the incurrence of any additional Subordinated
Debt).

     "Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is described as "Collateral" in the Security Agreement or in the Pledge or in (S)7.2(b) below.

     "Current Liabilities" - All liabilities of the Borrower and/or any Subsidiary of the Borrower which would properly be shown as current liabilities on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles consistently applied. Further, "Current Liabilities" will in any event be deemed to include all Revolving Loans.

     "Determination Date" - As defined in (S)3.7.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "Existing L/C" - As defined in (S)1.5.

     "Expiration Date" - September 1, 1999, unless extended pursuant to (S)1.3, which extension may be given or withheld by the Bank in its sole discretion.

     "F/X Exposure" - As defined in (S)1.7.

     "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date on which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Liabilities" - All Indebtedness of the Borrower and/or any of its Subsidiaries which would properly be shown as liabilities on the face of a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles consistently applied, and not merely in the footnotes to such balance sheet.

     "Loan Documents" - Each of this letter agreement, the Revolving Note, the Security Agreement, the Intellectual Property Security Agreement, the Pledge and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Revolving Loans or any of the letters of credit issued hereunder or to any Foreign Exchange Contract or ACH transaction, all whether now existing or hereafter arising or entered into.

     "Maximum Revolving Amount" - At any date as of which same is to be determined, the amount by which (x) $5,000,000 exceeds (y) the sum of (i) all then undrawn amounts of letters of credit issued by the Bank for the account of the Borrower (other than the Existing L/C described in the first paragraph of (S)1.5), plus (ii) all amounts then drawn on any letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

     "Net Current Assets" - Such current assets of the Borrower as consist of cash, cash-equivalents, Receivables (less an allowance for bad debt consistent with the Borrower's prior experience) and inventory (including finished goods inventory, raw materials and work-in-process, net of a reserve for damaged, obsolete or returned inventory and any other reserves required by generally accepted accounting principles consistently applied).

     "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

     "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity. "Obligations" includes, without limitation, the Revolving Loans and obligations with respect to ACH transactions, letters of credit and Foreign Exchange Contracts issued hereunder.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" - An individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Pledge" - As defined in (S)1.1 above.

     "Prior Agreement" - As defined in the introductory paragraph of this letter agreement.

     "Qualified Receivables" - Only those Receivables of the Borrower which arise out of bona fide sales made to customers of the Borrower (which customers are located in the United States and are unrelated to the Borrower) in the ordinary course of the Borrower's business and which remain unpaid no more than 90 days past the respective invoice dates of such Receivables, the payment of which is not in dispute. Unless the Bank in its sole discretion otherwise determines with respect to any Receivable, a Receivable which would otherwise be a Qualified Receivable shall be deemed not to be a Qualified Receivable (i) if the Bank does not have a fully perfected first priority security interest in such Receivable; (ii) if such Receivable is not free and clear of all interests in favor of any Person other than the interests of the Borrower and the Bank;
(iii) if such Receivable is subject to any deduction, off-set, contra account, counterclaim or condition; (iv) if a field examination made by the Bank fails to confirm that such Receivable exists and satisfies all of the criteria set forth herein to be a Qualified Receivable; (v) if such Receivable is not properly invoiced at the date of sale; (vi) if the customer or account debtor has disputed liability or made any claim with respect to the Receivable or the merchandise covered thereby or with respect to any other Receivable due from said customer to the Borrower; (vii) if the customer or account debtor has filed a petition for bankruptcy or any other application for relief under the Bankruptcy Code or has effected an assignment for the benefit of creditors, or if any petition or any other application for relief under the Bankruptcy Code has been filed against said customer or account debtor, or if the customer or account debtor has suspended business, become insolvent, ceased to pay its debts as they become due, or had or suffered a receiver or trustee to be appointed for any of its assets or affairs; (viii) if the customer or account debtor has failed to pay other Receivables so that an aggregate of 25% of the total Receivables owing to the Borrower by such customer or account debtor has been outstanding for more than 90 days past their respective due dates; (ix) if such Receivable is owed by the United States government or any agency or department thereof (unless assigned to the Bank under the Federal Assignment of Claims
Act); or (x) if the Bank reasonably believes that collection of such Receivable is insecure or that it may not be paid by reason of financial inability to pay or otherwise, or that such Receivable is not for any reason suitable for use as a basis for borrowing hereunder (provided that no Receivable which would otherwise be a Qualified Receivable will be deemed not to be a Qualified Receivable due to the application of this clause (x) unless the Bank shall have given the Borrower at least 30 days' prior notice that the Receivable in question (or all Receivables owed by the same account debtor) will not be considered to be Qualified Receivables due to the application of this clause
(x)). Notwithstanding the first sentence of this definition, the Borrower may include within "Qualified Receivables" any Receivable which meets all of the criteria set forth above to be a Qualified Receivable except that the relevant customer is located outside the United States; provided that such Receivable is secured by a letter of credit in form and substance satisfactory to the Bank and issued by a financial institution satisfactory to the Bank or is insured by Eximbank credit insurance or other credit insurance satisfactory to the Bank. Further, if credit insurance meeting the criteria of the immediately preceding sentence becomes applicable to any Receivable during the month of December 1998 and such insurance is retroactive to December 1, 1998, the Borrower may at any time thereafter prior to January 15, 1999 deliver to the Bank a pro forma Borrowing Base certificate as at December 1, 1998 giving effect to such retroactive credit insurance and such pro forma certificate will be deemed to replace any Borrowing Base certificate as at December 1, 1998 theretofore delivered pursuant to clause (iv) of (S)3.6.

     "Receivables" - All of the Borrower's present and future accounts and accounts receivable representing a right to payment for goods sold or for services rendered.

     "Revolving Note" - As defined in (S)1.1.

     "Senior Liabilities" - All Liabilities which are not Subordinated Debt.

     "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

     "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person and (ii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

     "WED" - Western Equipment Developments (Holdings) Ltd., a Subsidiary of the Borrower.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     7.2. Security Agreement.  (a)  The Borrower acknowledges and agrees that
          ------------------
the "Obligations" described in and secured by the Security Agreement include, without limitation, all of the obligations of the Borrower under the Revolving Note and/or this letter agreement and/or with respect to any letter of credit which may be issued by the Bank for the account of the Borrower, as well as obligations in respect of ACH transactions and Foreign Exchange Contracts.

     (b) The Security Agreement is hereby modified to provide as follows:

         (i) That the "Collateral" subject thereto includes, without limitation and in addition to the Collateral described therein, all of the Borrower's files, books and records (including, without limitation, all electronically recorded data) all whether now owned or existing or hereafter acquired, created or arising. The Borrower hereby grants to the Bank a security interest in all such Collateral in order to secure the full and prompt payment and performance of all of the Obligations.

         (ii) That, upon the occurrence of any Event of Default (as defined in (S)5.1 of this letter agreement), the Bank may, at any time, notify account debtors that the Collateral has been assigned to the Bank and that payments by such account debtors shall be made directly to the Bank. At any time after the occurrence of an Event of Default, the Bank may collect the Borrower's Receivables, or any of same, directly from account debtors and may charge the collection costs and expenses to the Borrower.

    This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                    Very truly yours,

                                    ASECO CORPORATION


                                    By: /s/Mary R. Barletta
                                        ------------------------------------
                                        Name:
                                        Title: Chief Financial Officer
Accepted and agreed:

FLEET NATIONAL BANK


By: /s/Thomas W. Davies
    ---------------------------
    Its Senior Vice President

                              DISCLOSURE SCHEDULE



Item 2.1(a)      Jurisdictions in which Borrower is qualified; Subsidiaries

Item 2.1(d)      Litigation

Item 2.1(i)      Collateral locations; record owners

Item 2.1(j)      Intellectual property

Item 4.1         Existing Indebtedness

Item 4.2         Existing Liens

Item 4.3         Existing Guaranties

Item 4.5         Existing Loans